Exhibit 10.7

Lease between Progressive Bank, N.A. and Richard J. Dlesk, Sr. and Sharon G. Neis-Dlesk.

EXHIBIT 10.7

Lease dated December 1, 2009 between Progressive Bank, N.A.

and Richard J. Dlesk, Sr. And Sharon G Neis-Dlesk

L

LEASE AGREEMENT

THIS LEASE AGREEMENT, made as of the 1st day of December, 2009, by and between RICHARD J. DLESK, SR. and SHARON G. NEIS-DLESK, hereinafter called “Landlord”, party of the first part, and PROGRESSIVE BANK, N.A., a West Virginia corporation, hereinafter called “Tenant”, party of the second part.

W I T N E S S E T H:

THAT, for and in consideration of the rents, covenants and agreements hereinafter mentioned, the Landlord does hereby agree to lease to Tenant, and Tenant does hereby agree to lease from Landlord, the Premises set forth below subject to the following terms and conditions.

Article 1

Location and Description of Premises

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, the premises generally known as 590 National Road and the lots generally known as 4 and 6 Merwin Street, all of which are located in Wheeling, Ohio County, West Virginia, and more particularly described in Exhibit “A” attached hereto (the “Premises”), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this lease for the term hereinafter stated.

Notwithstanding the foregoing, Landlord hereby reserves unto themselves the right to utilize a portion of the basement in the building located at 590 National Road for storage purposes, as shown on Exhibit “B” attached hereto. Landlord’s usage of this storage area shall not interfere with Tenant’s quiet enjoyment of the remaining portion of such basement area and shall be completely separate and without any access to the Tenant’s Premises.

Article 2

Term

Section 2.1. Initial Lease Term; Renewal Options.

The initial lease term shall be for a period of seven (7) years commencing as of December 1, 2009, until midnight on November 30, 2016. Provided that Tenant is not in default of the terms and conditions under this lease, Tenant shall have the right to exercise three (3) successive five (5) year renewal options. Tenant shall exercise the option to renew by notifying Landlord in writing no later than ninety (90) days prior to the expiration of the initial term or any preceding renewal terms of this lease.

Article 3

Rental

Section 3.1. Rental.

During the initial term and renewal(s) of this lease, Tenant agrees to pay to Landlord the following rentals:

(a) During the initial term, the monthly amount of Seven Thousand Five Hundred Dollars ($7,500.00).

(b) During the first renewal term, the monthly amount of Seven Thousand Eight Hundred Seventy-five Dollars ($7,875.00).

(c) During the second renewal term, the monthly sum of Eight Thousand Two Hundred Sixty-eight Dollars and Seventy-five Cents ($8,268.75).

(d) During the third renewal term, the monthly sum of Eight Thousand Six Hundred Eighty-two Dollars and Nineteen Cents ($8,682.19).

All installments of rental are due in advance and shall be paid on the first day of each month. Any payments for any period other than a full calendar month shall be prorated based upon the number of actual days in such month. All rental payments and additional rent, if any, shall be paid without counterclaim, setoff, deduction or defense.

Article 4

Late Charges

Tenant hereby acknowledges that late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. If any rent or other sum due from Tenant is not received by Landlord within five (5) days after the due date, and after Landlord has given Tenant five (5) days’ written notice of such failure, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the delinquent amount due. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges will not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder, or available at law or equity.

Article 5

Use of the Premises

Tenant shall occupy and continuously use the demised Premises for the operation of a commercial office building and/or banking facility and related activities as may be permitted by law. Tenant shall times conduct its business in a high grade and reputable manner and shall not violate Article 8 hereof.

Article 6

Taxes

Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, Landlord’s income taxes) levied, imposed or assessed by any political subdivision thereof or other taxing authority, as well as all taxes, service charges, assessments, and license fees levied with respect to the business of the Tenant upon the leased premises. Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by Tenant (except to the extent such leasehold improvements shall be covered by taxes referred to above), and any other personal property of Tenant.

Tenant shall also be responsible for the payment when due of any and all service fees and taxes imposed on the real property and improvements comprising the Premises during the period of occupancy under this lease or any continuation thereof. Service fees and taxes for any partial year of occupancy shall be prorated.

Article 7

Construction/Remodeling and Improvements

Section 7.1. Tenant’s Construction/Remodeling.

Following the execution of this Lease Agreement, Landlord shall deliver possession of the Premises to Tenant, which shall be responsible for making any necessary interior finish improvements, including but not limited to, painting or wall coverings for the walls, floor coverings, and any and all other work required to be performed for Tenant to obtain its occupancy and other business permits and to renovate the building for its intended use. All such improvements shall be at Tenant’s sole cost.

Tenant shall have the right to make non-structural improvements to the interior of the Premises, which improvements shall become the property of Landlord upon completion. Notwithstanding the foregoing, Landlord acknowledges and hereby consents to Tenant’s installation of an elevator in the Premises. In all other instances, Tenant shall not make any structural alteration without the prior written consent of the Landlord, which consent shall not unreasonably be withheld.

Prior to commencing any such work, Tenant shall pay for all necessary permits and/or fees required by public authorities with respect to said work and shall design, construct and perform all said work in accordance with all applicable building and zoning laws and all applicable governmental and quasi-governmental permits, laws, regulations, ordinances, codes, orders, rules and requirements (including, without limitation, those relating to environmental protection, labor, safety, health and fire).

Any permitted construction or remodeling undertaken by Tenant shall be diligently commenced and thereafter diligently completed in thoroughly first-class and workmanlike manner, shall not result in the diminution of value of the Premises, and shall not weaken the structural strength of any improvements of the Premises.

Tenant will indemnify and hold Landlord harmless from any and all expenses (including attorneys’ fees), liens, claims or damage to persons or property which may arise from the performing of any said work.

Tenant may install and attach to the building any lawful signs, which signs shall be removed along with any attachments to the building and repairs shall be made to restore the building to its condition prior to such attachment.

Section 7.2. Mechanic’s Liens.

Tenant shall promptly pay all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. If any mechanic’s lien or other lien shall be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall within ten (10) days thereafter cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Landlord shall incur any attorney’s fees by reason of the filing of any such action, Tenant shall be obligated for the payment of such fees. If Tenant shall fail to cause such lien to be so discharged or bonded within the time period specified above, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorney’s fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien shall be due and payable by Tenant to Landlord as additional rent.

Article 8

Occupancy

In regard to the use and occupancy of the Premises, Tenant will at its expense: (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all exterior surfaces of the Premises clean and properly treated; (c) replace promptly any cracked or broken glass of the Premises with glass of like color, kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or other refuse in rodent-proof containers within the interior of the Premises until removed; and (f) comply with all laws, ordinances, rules and regulations of governmental authorities. In regard to the use and occupancy of the Premises, Tenant will not place or maintain any trash or refuse on the exterior of the Premises except in areas designated by Landlord.

Article 9

Repairs and Maintenance

Section 9.1. Tenant’s Repairs.

Tenant shall be responsible for and shall bear the full cost of all maintenance and repairs (but not replacement) of the demised Premises, including, without limitation, all roof repairs, all heating and cooling systems, all plumbing and electrical systems and fixtures, replacement of glass, and all other necessary measures to maintain the Premises in a clean and safe condition. Tenant shall have the benefit under any of Landlord’s warranties covering the Premises including, but not limited to, roof repairs, heating and cooling systems and electrical fixtures. In such regard, Landlord will assist Tenant, if necessary, in enforcing such warranties. All mechanical systems shall be placed into good working order and the roof shall be inspected and rendered watertight by Landlord prior to acceptance by Tenant but no later than December 1, 2009.

Tenant will surrender the Premises at the expiration of the term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear and damage by casualty (other than such damage by casualty which is caused by the negligence of Tenant, its agents, officers, employees, contractors, licensees or invitees and which is not wholly covered by Tenant’s hazard insurance policy).

Tenant will not overload the electrical wiring serving the Premises or within the Premises and will install at its expense any additional electrical wiring which may be required in connection with Tenant’s apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant shall be paid for by Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including, but not limited to attorney’s and other professional fees and any other cost which Landlord might reasonably incur if such damage or injury was due to the negligence of Tenant, its employees, contractors, agents, or invitees.

Maintenance and repair of equipment such as, special air conditioning equipment, private bathroom fixtures, or any other type of special equipment together with related plumbing or electrical services, whether installed by tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant.

Section 9.2. Damage to Premises.

Tenant will promptly repair at its expense any damage to the Premises as required under this Lease. If Tenant shall fail to commence such repairs within fifteen (15) days after notice to do so, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord’s demand and furnishing of paid receipts the cost thereof as additional rent.

Article 10

Utilities; Trash and Snow Removal

Section 10.1. Payment for Utilities.

Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone installation and service charges, security system, and for all other services and utilities supplied to the Premises, together with any tax, excise or surcharge thereon. If Tenant’s utility or service requirements increase over its requirements as of the date the term commences, Tenant shall be required to pay the increased cost of such utilities or services. If Landlord is required to construct new or additional utility installations, including, without limitation, wiring, plumbing, conduits, and mains, resulting from Tenant’s changed or increased requirements, Tenant shall on demand pay to Landlord, in advance of installation, the total cost of such installation. Landlord shall not be liable for failure to furnish utilities or services to the Premises when such failure results from causes beyond Landlord’s reasonable control.

Section 10.2. Trash Removal.

Tenant shall keep any garbage, trash, rubbish, or other refuse in rodent-proof containers within the interior of the Premises and shall deposit such garbage, trash, rubbish and refuse, on a daily basis, in sanitary receptacles. Tenant shall also be responsible for keeping the exterior of the Premises in a clean, safe and sanitary condition.

Section 10.3. Snow Removal.

Tenant shall keep the Premises clear of snow and ice and shall be responsible for all expenses incurred with regard to such snow and ice removal.

Article 11

Indemnity and Insurance

Section 11.1. Indemnity by Tenant and Landlord.

To the extent permitted by law, Tenant shall and does hereby indemnify Landlord and their agents and save them harmless and, at Landlord’s option, defend them from and against any and all claims, actions, damages, liabilities and expenses, including attorneys’ fees and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Premises or any part thereof, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, contractors, employees or invitees.

To the extent permitted by law, Landlord shall and does hereby indemnify Tenant and its agents and save them harmless and, at Tenant’s option, defend it from and against any and all claims, actions, damages, liabilities and expenses, including attorneys’ fees and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use of the Premises or any part thereof other than during Tenant’s period of occupancy.

Section 11.2. Landlord Not Responsible for Acts of Others.

Landlord or its agents shall not be liable for any loss of or damage to any property of Tenant, its agents or invitees, by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, including without limitation the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes, unless caused by or due to the negligence of Landlord, their agents, servants or employees.

Section 11.3. Tenant’s Insurance.

During the initial term of this lease and any renewal thereof, Tenant will carry and maintain, at its sole expense:

(a) fire and extended hazard insurance, including flood insurance if the Premises are located within a flood zone, in an amount equal to the replacement cost of the Premises.

(b) public liability insurance, including insurance against assumed or contractual liability under this lease, with respect to the Premises, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury or death, and Fifty Thousand Dollars ($50,000) with respect to property damage; and

(c) workmen’s compensation or similar insurance in form and amounts required by law.

Section 11.4. Tenant’s Contractor’s Insurance.

Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

(a) comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with limits for each occurrence with respect to personal injury or death and with respect to property damage in such amounts as are required by the State of West Virginia; and

(b) workmen’s compensation or similar insurance in form and amounts required by law.

Section 11.5. Policy Requirements.

The company or companies writing any insurance which Tenant is required to carry shall have a Best rating of “A” or higher. Public liability and all-risk property and casualty insurance policies evidencing such insurance shall name Landlord, or their designee, as additional insureds together with any mortgagee; shall be primary and non-contributory; and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days’ written notice by certified mail to Landlord or their designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant’s obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 11.3 or 11.4 above, Landlord may perform the same and the cost of same shall be deemed additional rental and shall be payable upon Landlord’s demand. Tenant may satisfy its insurance obligations hereunder through the appropriate endorsement under any blanket policy or policies which it may have in effect during the lease term or any renewal thereof.

Article 12

Damage and Destruction

Section 12.1. Tenant’s Obligation to Repair.

If the existing Premises shall be damaged by fire, the elements, accident or other casualty, but the Premises shall not be thereby rendered wholly or partially untenantable, Tenant shall promptly cause such damage to be repaired and there shall be no abatement of rental. If, as the result of such casualty, the Premises shall be rendered wholly or partially untenantable, then Tenant shall cause such damage to be repaired as promptly as possible. Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement of repair of Tenant’s personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this lease) or to any leasehold improvement installed in the Premises by or on behalf of Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly, unless such interruption or damage shall have been caused by Landlord, his agents, employees, contractors, or invitees.

Section 12.2. Tenant’s Option to Terminate Lease.

If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Tenant’s insurance, or (c) the Premises is damaged to the extent of fifty percent (50%) or more, then, in any of such events, Tenant may elect to terminate this lease by giving to Landlord notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rental (other than any additional rental due Landlord) shall be adjusted as of the date of such termination.

Section 12.3. Demolition of Landlord’s Building.

If Landlord’s building comprising the demised Premises shall be so substantially damaged that it is reasonably necessary, in Landlord’s sole judgment, to demolish such building for the purpose of reconstruction, Landlord may demolish the same, in which event the rental shall be abated to the same extent as if the Premises were rendered untenantable by a casualty.

Section 12.4. Insurance Proceeds.

If Tenant does not elect to terminate this lease pursuant to Section 12.2, Tenant shall, subject to the prior rights of any mortgagee, disburse and apply any insurance proceeds received to the restoration and rebuilding of the building and Premises as existed prior to the damage or loss. In the event of termination under Section 12.2, all insurance proceeds payable with respect to the Premises shall belong to and shall be payable to Landlord.

Article 13

Condemnation

If the whole of the demised Premises, or such portion thereof as will make the demised Premises unsuitable for the purposes herein leased, is condemned for any public use or any purpose by any legally constituted authority, then in either of such events, this lease shall cease and terminate from the time when possession is taken by such public authority, and rental shall be accounted for between the Landlord and the Tenant as of the date of the surrender of possession. The Tenant shall have no rights in or to any award made to the Landlord by the condemning authority. Tenant shall have the right to maintain any claim and receive a separate award from the condemning authority as may be allowed under West Virginia law.

Article 14

Assignment and Subletting; Encumbrances

Tenant shall have the right to sublet all or any portion of the Premises; provided, however, that Tenant, for itself, its permitted successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor sublet, or suffer or permit any portion of the demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rental from the assignee, sub-tenant or occupant, and apply the net amount collected to the rental herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express written consent of Landlord to any further assignment or subletting.

Article 15

Default, Insolvency, and Remedies

Section 15.1. Events of Default.

Upon Tenant’s default in the performance of any of the terms or conditions of this lease Landlord may, five (5) days after receipt by Tenant of notice in writing of default in payment of any rent, additional rent or other sums due, or fifteen (15) days after receipt by Tenant of notice of default in any other term or condition of the lease, at its option and without further notice to Tenant, terminate this lease and take possession of the Premises forthwith, unless Tenant shall have corrected the default within the period of the notice.

If Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or if Tenant shall make an assignment for the benefit of creditors, or take advantage of any insolvency act, or if a receiver shall be appointed for Tenant or its property, and such action or proceeding shall no be discharged within thirty (30) days,

Landlord may terminate this lease forthwith upon written notice to Tenant. In the event that more than two (2) events of default with regard to rent payments shall occur in any twelve-month period, Landlord shall not be required during the remainder of the term of this lease or any renewal thereof to send written notice before proceeding with its remedies, and Tenant expressly waives any such notice under this lease.

Upon any termination of this lease as herein provided, Landlord may re-enter the Premises either by force or otherwise, and Tenant expressly waives any notice of the proceedings required by law to be given preliminarily to a re-entry by Landlord; and Tenant hereby agrees that in case of such termination, or in case of such re-entry or attempted re-entry by Landlord, Tenant will pay to Landlord a sum which, at the time of the happening of either of the aforesaid events, equals the rent and other payments herein specified for the balance of the term of this lease, such sum to be due and payable forthwith. Upon any such re-entry Landlord may, as agent for Tenant, relet the Premises or any part thereof, and any rents so received shall be applied: first, to the cost of recovering possession of the Premises, including costs and attorney’s fees in the amount of fifteen percent (l5%) of the total amount owed by Tenant; second, to the cost of reletting; third, to any expense of restoring the Premises to proper condition pursuant to any obligations of Tenant hereunder; and fourth, on account of the rent due from, or as reimbursement of any rent paid by Tenant, holding Tenant responsible for any deficiency. Landlord’s right of re-entry hereunder shall be deemed to include the right to enter and remove Tenant and those claiming under it by means of summary or such other proceedings as prescribed by law, and Landlord shall have the right to invoke any other remedy provided by law in case of breach of any of the covenants of this lease by Tenant.

Section 15.2. No Waiver.

If Landlord institutes legal proceedings against Tenant as to any matter under this lease and a compromise or settlement is made, Landlord shall not be deemed to have waived any rights under this lease except as explicitly set forth in a written agreement signed by Landlord evidencing such compromise or settlement. No waiver by Landlord of any breach or any covenant, condition, or agreement in this lease shall operate as a waiver of such covenant or condition itself or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rental herein stipulated shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any payment or letter accompanying any payment of rental be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such rental or to pursue any other remedy provided in this lease. No re-entry by Landlord, and no acceptance by Landlord or its agents of keys from Tenant, shall be considered an acceptance of a surrender of this lease.

Section 15.3. Right of Landlord to Cure Default.

If Tenant defaults in the performance of any of its obligations under this lease, then Landlord shall have the right, but not the duty, to perform such obligation, and Tenant shall reimburse Landlord for any costs and expenses thereby incurred, together with administrative costs of fifteen percent (15%), from the date such costs and expenses are incurred by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute additional rental hereunder, which shall be due and payable with the next monthly installment of rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise by entitled.

Article 16

Estoppel Certificate; Subordination and Attornment

At any time and from time to time, both parties agree, upon request in writing from the other, to execute and deliver to the requesting party, for the benefit of such persons as the party names in such request, a statement in writing and in form and substance satisfactory certifying to such of the following information: (i) that this lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and other charges hereunder have been paid; (iii) that the lease term has commenced, that Tenant is occupying the Premises and Tenant knows of no default under the lease by the Landlord and that there are no defaults or offsets which Tenant has against enforcement of this lease by Landlord; (iv) the actual commencement date of the lease and the expiration date of the lease; and (v) that the Tenant’s business is actively operating.

Tenant agrees that, upon the written request of Landlord, Tenant will subordinate this lease to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases of the real property of which the demised Premises are a part and to all renewal, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages; provided, however, that it shall be a condition of such subordination that simultaneously therewith the holder of any such mortgage shall enter into an agreement with Tenant, to the effect that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this lease. Tenant agrees that if the mortgagee or any person claiming under the mortgage shall succeed to the interest of Landlord in this lease as aforesaid, it will recognize said mortgage or person as its landlord under the terms of this lease. Subject to the foregoing, Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination and attornment.

Article 17

Payment of Rentals; Service of Notices

All rental shall be payable and all notices from Tenant to Landlord shall be addressed to Landlord at 1 Kenwood Place, Wheeling, WV 26003, or at such other place as Landlord may designate. All notices from Landlord to Tenant shall be addressed to Tenant at the leased Premises, or at such other place as Tenant may designate. All notices shall be deemed to have been given on the third day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage charges prepaid or on the day when delivered in person or received by facsimile or overnight delivery service.

Article 18

Inspection of Premises

Tenant will permit Landlord, their agents, employees and contractors to enter all parts of the Premises during reasonable hours to inspect the same and to enforce or carry out any provision of this lease, including, without limitation, any access necessary for the making of any repairs which are Landlord’s obligation hereunder; provided that, in an emergency situation, such access shall be at any time upon the oral request by Landlord or his agents. Throughout the term or any renewal thereof, Landlord or his agents shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last three (3) months of the initial term or renewal term for the purpose of showing the same to prospective tenants.

Article 19

Quiet Enjoyment

Landlord covenants and agrees that, upon payment by Tenant of all rent reserved herein and observance and performance of all of the provisions of this lease to be observed or performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term and any renewal thereof without hindrance or molestation by Landlord or anyone lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this lease and to easements, covenants, conditions and restrictions of record.

Article 20

Continued Possession

Provided that Tenant is not in default at the termination of this lease or any renewal thereof, continued possession by Tenant after the termination of this lease shall create a tenancy from month to month under the same terms and conditions and at a rental of not less than the monthly rental rate payable during the last month of occupancy under the lease. Either party may terminate the monthly tenancy upon written notice to the other of not less than thirty (30) days from the first day of any month.

Article 21

End of Term; Removal of Tenant’s Property

Upon the expiration or other termination of the term or any renewal thereof of this lease, Tenant shall quit and surrender to Landlord the demised Premises broom clean, in good order and condition, ordinary wear and tear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.

Provided Tenant is not in default at the termination of this lease, Tenant shall have the right to remove all of its property and fixtures on the demised Premises provided that such removal is accomplished prior to the end of the term or any renewal or extension thereof and further provided that any damage to the demised Premises occasioned by said removal is fully repaired. All of Tenant’s personal property not removed from the demised Premises when Tenant leaves the Premises shall be conclusively presumed to have been abandoned by Tenant and shall forthwith become Landlord’s property.

Article 22

Successors and Assigns

The terms and conditions of this lease shall bind and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the respective parties hereto.

Article 23

Miscellaneous

Section 23.1. Memorandum of Lease.

The parties hereby agree that, upon the request of either party, each will execute, acknowledge and deliver a short form or memorandum of this lease in recordable form. Recording, filing and like charges shall be paid by the party requesting execution of same. In the event of termination of this lease, within ten (10) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement removing such short form of lease from record. If Tenant fails to execute such agreement within said ten (10) day period, Landlord is hereby authorized to execute and record such agreement removing the short form of lease from record. The provisions of this Section 23.1. shall survive any termination of this lease.

Section 23.2. Remedies Cumulative.

No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which he may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rental during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this lease or of any breach by any other tenant under any other lease of any portion of the building shall affect or alter this lease in any way whatsoever.

Section 23.3. Broker’s Commission.

Landlord and Tenant represent to each other that neither of them has had any dealings with any broker in connection with this lease, and each party agrees to indemnify and hold harmless the other party from any and all liability, loss, claim or expense arising out of any breach of their respective representations in this section.

Section 23.4. No Joint Venture.

It is the intention of this lease to create the relationship of Landlord and Tenant between the parties hereto and no other relation whatsoever, and nothing herein contained shall be construed to make the parties hereto partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

Section 23.5. Captions and Headings.

The index and the article and section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this lease.

Section 23.6. No Modification.

This lease, together with any exhibits attached hereto and made a part hereof, constitutes the entire agreement of the parties hereto concerning the subject matter hereof, and no agreement shall be effective to add to, change, modify, waive or discharge this lease in whole or in part unless such agreement is in writing and signed by the parties hereto.

Section 23.7. No Option.

The submission of this lease for examination does not constitute a reservation of or option for the Premises, and this lease shall become effective only upon execution and delivery thereof by both parties.

Section 23.8. Severability.

If any term or provision of this lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it was held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforced to the full extent permitted by law.

Section 23.9. Governing Law.

This lease shall be governed by and construed in accordance with the laws of the State of West Virginia.

Section 23.10. Waiver of Jury Trial.

Landlord and Tenant hereby mutually waive any and all right which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

Section 23.11. Limitation on Right of Recovery Against Landlord.

Tenant acknowledges and agrees that the liability of Landlord under this lease shall be limited to their interest in the demised Premises and any judgment rendered against Landlord shall be satisfied solely out of the proceeds of sale of their interest in such building and property. No personal judgment shall lie against Landlord upon extinguishment of their rights in the said Premises and any judgment so rendered shall not give rise to any right of execution or levy against Landlord’s remaining assets. The provisions hereof shall inure to Landlord’s successors and assigns including any mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this lease.

Section 23.12. No Representations by Landlord.

Tenant acknowledges that neither Landlord nor any broker, agent, or employee of Landlord has made any representations or promises with respect to the demised Premises or the building except as herein expressly set forth, and no rights, privileges, assessments or licenses are acquired by Tenant except as herein expressly provided. The Tenant, by taking possession of the demised Premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the demised Premises and all buildings and improvements are in good and satisfactory condition at the time of such taking or possession. Tenant expressly acknowledges that it understands and is aware that the basement of the building located at 590 National Road is in a flood zone and may be subject to periodic flooding, which risk is hereby assumed entirely by the Tenant.

Notwithstanding the above, Landlord represents and warrants that they haves no knowledge that any “hazardous substance” (as such term is defined herein) is located on, over or under the Premises or the improvements thereon. To the best of Landlord’s knowledge, there is no pending or threatened legal action or proceeding or investigation by a governmental authority relating to hazardous substances in, on or about the Premises. As used herein, the term “hazardous substance” shall mean any substance which shall be listed as “hazardous” or “toxic” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., or the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., as amended or the regulations implementing such acts.

In the event that any “hazardous substance” or other adverse environmental condition affecting the Premises is discovered by Tenant which existed or arose prior to the commencement of this lease and is not the result of any action occurring during the term of the lease or any renewal, Landlord shall indemnify and hold harmless the Tenant from any and all claims, liabilities, or other expenses associated with any and all remediation measures required to be taken to abate such “hazardous substance” or adverse environmental condition. The provisions of this paragraph shall survive the termination of this lease.

Section 23.13. Assignment by Landlord.

Landlord may freely assign their interest hereunder. The term “Landlord” as used herein shall be deemed to relate only to a person or entity during the time of their ownership of the Landlord’s interest in this lease, and no obligation of any landlord arising during the time of such ownership shall be deemed to devolve upon or be assumed by any successor landlord, nor shall a default by any landlord be claimed against any successor landlord or be used as a defense or setoff as to any obligation of Tenant arising hereunder during the period of ownership of any successor landlord.

Section 23.14. Counterparts.

This lease may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 23.15. Landlord’s Improvements.

Upon execution of this lease, Landlord shall undertake, at their sole cost and in a reasonably timely manner, the removal of the current structures located at 4 and 6 Merwin Street to permit the property to be used as a surface parking lot for approximately eleven (11) parking spaces by Tenant. In this regard, Landlord shall ensure that upon removal of the structures, these parcels will be properly filled and graded to an elevation designated by the Tenant which shall cause the parcels to be paved at its sole cost for parking purposes.

Section 23.16. Right of First Refusal.

Landlord hereby grants to Tenant an option to exercise a right of first refusal for the purchase of the real property and improvements generally comprising the Premises as set forth in Exhibit “A”. Landlord shall provide to Tenant a copy of any bona fide offer received from any third party. Tenant shall have a period of fifteen (15) days after receipt of such offer in which to give written notice to Landlord of its exercise of the right of first refusal. In the event such right of first refusal is exercised, Landlord and Tenant shall consummate such real estate transaction pursuant to the terms and conditions of the third party’s bona fide offer and within a reasonable time thereafter not to exceed forty-five (45) days.

In the event that Tenant does not provide written notice of its exercise of the right of first refusal granted herein within the time designated above, such right of first refusal shall have been deemed waived and this Agreement shall terminate and be without further force and effect. In such event, Tenant shall execute and deliver such instrument as may be provided by Landlord to acknowledge the termination of the right of first refusal. Provided, however, that in the event that Tenant does not exercise its right of first refusal, and the real estate transaction set forth in the third party’s bona fide offer is not consummated within sixty (60) days after Tenant receives a copy of such bona fide offer, then the right of first refusal granted to Tenant shall not be waived or terminated and any future bona fide offer from a third party to Landlord shall likewise be subject to Tenant’s right of first refusal.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

/s/
Richard J. Dlesk, Sr.

/s/
Sharon G. Neis-Dlesk

PROGRESSIVE BANK, N.A.

By:	/s/
R. Clark Morton, Chairman of the Board

Exhibit “A”

Parcel One

All those certain lots or parcels of land situated on the National Road, in the former Town of Fulton, now in the City of Wheeling, Washington District, Ohio County, West Virginia, and comprising Lots Seven (7) and Eight (8) in Square C of Plat of Steenrod, said plat being recorded in the office of the Clerk of the County Commission of Ohio County, West Virginia, in Plat book No. 1, at page 48, and said parcel being more particularly bounded and described as follows:

Commencing at a stake at the intersection of the westerly line of Thompson Street (now Merwin Street), with the northerly line of Alley A, as shown on said plat, said stake being the southeasterly corner of said Lot Eight (8); thence from said beginning stake, with the northerly line of Alley A, N. 73° 33’ W. (at 50 feet passing the division line between Lots Seven (7) and Eight (8) 100 feet to a stake at the southwesterly corner of Lot Seven (7); thence leaving Alley A and with the division line between Lots Six (6) and Seven (7), N. 16° 27’ E. 122 and 35/100 feet to a cross cut on the concrete sidewalk, said cross being in the southerly right of way line of the National Road that was established by the State Road Commission of West Virginia; thence leaving the division line between Lots Six (6) and Seven (7) and with the said southerly right of way line, S. 76° 00’ E. (at 50 and 4/100 feet passing the division line between Lots Seven (7) and Eight (8) 100 and 9/100 feet to a nail in the bituminous paving at the intersection of the southerly right of way line of the National Road with the westerly line of Merwin Street, said nail being located S. 85° 59’ W. 106 and 69/100 feet from Monument Number 183 in the center line of the National Road; thence from said nail, leaving the National Road and with the westerly line of Merwin Street, S. 16° 27’ W. 126 and 63/100 feet to the place of beginning.

There is excepted and reserved from this conveyance all coal, minerals and mining rights and privileges which may have been heretofore conveyed.

Subject to easements, restrictions and conditions of record.

Parcel Two

Beginning at a point in the division line between Lot Numbered 11 and Lot Numbered 10, Block “C”, as shown on the Plat of Steenrod, said plat being of record in the office of the Clerk of the County Commission of Ohio County, West Virginia, in Plat Book No. 1, at page 48; said point being in the existing northern right of way line of Fulton Street; thence North 17° 04’ East, with said division line between Lots 10 and 11, 75.0 feet to a point in the division line between property of Henry R. Kuhens and Rhoda Wiedebusch; thence South 72° 56’ East with said division line between Kuhens and Wiedebusch, 100.0 feet, to a cross cut in the concrete sidewalk on the existing western right of way line of Merwin

Street, thence South 17° 04’ West with said existing western line of Merwin Street, 13.0 feet (more or less) to a point in the division line between property of the State Road Commission of West Virginia and the said Rhoda Wiedebusch; thence southwesterly, leaving said western line of Merwin Street and with said division line, 88.0 feet (more or less) to a point in the said existing northern line of Fulton Street; thence North 72° 56’ West with said existing northern line of Fulton Street, 38.0 feet (more or less) to the place of beginning, and containing 5,578 square feet, more or less and all the building improvements and hereditaments attached thereto and thereunto belonging.

Parcel Three

A certain lot or parcel of land situated in Fulton, in the City of Wheeling, Triadelphia District, Ohio County, West Virginia, being Lot Numbered Six (6) in Clock “C”, of the plat of lots, streets and alleys called “The Plat of Steenrod”, which plat is recorded in the office of the Clerk of the County Commission of Ohio County, West Virginia, in Plat Book No. 1, page 48, reference to which is hereby made for a description of said lot. Said lot fronts fifty (50) feet on the National Road, and runs back of even width one hundred twenty (120) feet, more or less, to the alley in the rear.

Together with all the buildings and improvements situated thereon and thereunto belonging.

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